Exhibit 99.1

Tenneco Reports Third Quarter 2021 Results

Solid performance in a challenging supply chain environment

LAKE FOREST, Ill., Nov. 5, 2021 /PRNewswire/ -- Tenneco (NYSE: TEN) today announced results for the third quarter ended September 30, 2021, including the following:

•   Tenneco posted higher third quarter total revenue of $4.3 billion, up 2% versus prior year. Value-add revenue for the third quarter 2021 was $3.3 billion, 2% lower year-over-year excluding favorable currency impact of $53 million. Tenneco’s revenue performance in the quarter strongly outpaced industry light vehicle production, which declined 20% versus last year, driven by our diversified end market mix.

•   The Company reported net earnings for the third quarter 2021 of $15 million, or $0.17 per diluted share, compared with a net loss in prior year of $499 million, or $(6.12) per diluted share.

•   Third quarter EBIT* was $125 million versus $236 million in the prior year, and EBIT as a percent of revenue decreased 260 basis points to 2.9% versus 5.5% in the prior year.

•   Adjusted EBITDA** was $279 million, versus $388 million a year ago. Adjusted EBITDA as a percent of value-add revenue was 8.5%, versus 11.8% last year. The year-over-year margin decline was attributable to temporary cost actions in 2020 that were not repeated this year and net material cost inflation due to timing of recoveries. Volume related inefficiencies caused by the continued semiconductor shortage were more than offset by Accelerate+ structural cost improvements.

•   Third quarter operating cash flow was a use of $48 million primarily due to higher inventory levels resulting from volatile production schedules, and year to date free cash flow for debt service was roughly neutral. Higher LTM earnings resulted in a 1.1x improvement in the Company’s net leverage ratio*** compared to December 31, 2020.

“Our third quarter results demonstrate the scale and diversification in our regions and markets served and our ability to actively manage costs. Actions taken during the quarter helped mitigate the effects of the volatile light vehicle production environment driven by the semiconductor shortage along with inflationary pressures and other pandemic-related challenges,” said Brian Kesseler, Tenneco’s chief executive officer. “We appreciate the ongoing efforts of our global team members who remain focused on business-critical priorities during these extraordinary times.”

Outlook

For 2021, Tenneco has updated its full year guidance ranges.

FY2021 Current Outlook		FY2021 Prior Outlook
Revenue	$17.75 – 17.85B	Revenue	$18.3 –18.6B
Value-Add Revenue	$13.55 – 13.65B	Value-Add Revenue	$13.8 –14.1B
Adjusted EBITDA**	$1.25 – 1.28B	Adjusted EBITDA**	$1.36 –1.44B
Net Debt (1)	~$4.3B	Net Debt (1)	<$4.2B

(1) Total debt net of total cash balances

“Building upon our Accelerate+ structural cost savings program, we are initiating additional cost reduction actions to better flex our capacity to align with the current market conditions, which we expect will carry into 2022,” added Kesseler. “Tenneco’s mid and long-term prospects remain strong as we continue our disciplined focus on cost reduction, cash generation and investment in our strategic growth drivers. We are well positioned to benefit from the eventual recovery of light vehicle production volumes.”

* EBIT: Earnings before interest expense, income taxes and noncontrolling interests.

** Adjusted EBITDA: Adjusted earnings before interest expense, income taxes, noncontrolling interests, and depreciation and amortization.

*** Net leverage ratio: Ratio of debt net of total cash balances to adjusted LTM EBITDA including noncontrolling interests.

Earnings Conference Call Details

The Company will host a webcast conference call on Friday, November 5, 2021 at 9:30 a.m. ET. The purpose of the call is to discuss the Company’s financial results for the third quarter 2021, as well as to provide other information regarding the company’s outlook.

A live “listen only” webcast and presentation materials will be available on the investor section of the company’s website at https://investors.tenneco.com. An archive of the webcast will be available approximately one hour after conclusion of the call for one year.

Telephone participants are encouraged to pre-register for the conference call using the following link: https://dpregister.com/sreg/10161052/ee7271b14c

Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

Those without internet access or unable to pre-register may dial in, using the passcode “Tenneco Inc.”

PARTICIPANT DIAL IN (TOLL FREE): 1-833-366-1121

PARTICIPANT INTERNATIONAL DIAL IN: 1-412-902-6733

Attachment 1

Statements of Income (Loss) – 3 months

Statements of Income (Loss) – 9 months

Balance Sheets

Statements of Cash Flows – 3 Months

Statements of Cash Flows – 9 Months

Attachment 2

Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 9 Months

Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 and 9 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 and 9 Months

Reconciliation of Non-GAAP Measures – Debt Net of Total Cash/Adjusted LTM EBITDA including noncontrolling interests Reconciliation of GAAP to Non-GAAP Revenue Measures – Original Equipment, Original Equipment Service and Aftermarket Revenue – 3 and 9 Months

About Tenneco

Tenneco is one of the world’s leading designers, manufacturers, and marketers of automotive products for original equipment and aftermarket customers, with full year 2020 revenues of $15.4 billion and approximately 73,000 team members working at more than 270 sites worldwide. Through our four business groups, Motorparts, Performance Solutions, Clean Air and Powertrain, Tenneco is driving advancements in global mobility by delivering technology solutions for diversified global markets, including light vehicle, commercial truck, off-highway, industrial, motorsport and the aftermarket.

Visit www.tenneco.com to learn more.

Investors and others should note that Tenneco routinely posts important information on its website and considers the Investor section, www.investors.tenneco.com, a channel of distribution.

About Guidance

Revenue estimates and other forecasted information in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco’s status as supplier for the existing program and its relationship with the customer. This information is also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. Certain elements of the restructuring and related expenses, legal settlements, substrate pricing, and other unusual charges we incur from time to time cannot be forecasted accurately. In this respect, we are not able to forecast corresponding GAAP measures without unreasonable efforts on account of these factors and other factors not in our control.

Safe Harbor

This press release contains forward-looking statements. The words “will,” “would,” “could,” “expect,” “anticipate,” and similar expressions (and variations thereof), identify these forward-looking statements. These forward-looking statements are based on the current expectations of the Company (including its subsidiaries). Because these statements involve risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements.

Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include: general economic, business, market and social conditions, including the effects of the COVID-19 pandemic and the impact of inflationary pressures on materials, labor and other costs of doing business; our ability (or inability) to successfully execute cost reduction, performance improvement and other plans, including our plans in response to the COVID-19 pandemic and our previously announced accelerated performance improvement plan (“Accelerate”), and to realize the anticipated benefits from these plans; disasters, local and global public health emergencies or other catastrophic events, where we or our customers do business, and any resultant disruptions; supply chain disruptions, including constraints on steel and semiconductors and resulting increases in costs, impacting our company, our customers or the automotive industry; changes in capital availability or costs, including increases in our cost of borrowing (i.e., interest rate increases), the amount of our debt, our ability to access capital markets at favorable rates, and the credit ratings of our debt and our financial flexibility to respond to COVID-19 pandemic; our ability to comply with the covenants contained in the agreements governing our indebtedness and otherwise have sufficient liquidity through the COVID-19 pandemic; our working capital requirements; our ability to source and procure needed materials, components and other products, and services (including the services of employees) in accordance with customer demand and at competitive prices; the cost and outcome of existing and any future claims, legal proceedings or investigations; changes in consumer demand for our OE products or aftermarket products, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences; the continued evolution of the automotive industry towards car and ride sharing and autonomous vehicles; to the announced plans, in an effort to reduce greenhouse gas emissions, of governments and vehicle manufacturers to limit production of diesel and gasoline powered vehicles in various national and local jurisdictions globally; the cyclical nature of the global vehicle industry, including the performance of the global aftermarket sector and the impact of vehicle parts’ longer product lives; changes in automotive and commercial vehicle manufacturers’ production rates and their actual and forecasted requirements for our products, due to difficult economic conditions and/or regulatory or legal changes affecting internal combustion engines and/or aftermarket products; our dependence on certain large customers, including the loss of any of our large OE manufacturer customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OE-customers or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations; the overall highly competitive nature of the automotive and commercial vehicle parts industries, and any resultant inability to realize the sales represented by our awarded book of business (which is based on anticipated pricing and volumes over the life of the applicable program); risks inherent in operating a multi-national company; damage to the reputation of one or more of our leading brands; industry-wide strikes, labor disruptions at our facilities or any labor or other economic disruptions at any of our significant customers or suppliers or any of our customers’ other suppliers, including increased costs associated with strikes or labor or other economic disruptions; changes in distribution channels or competitive conditions in the markets and countries where we operate; customer acceptance of new products; our ability to successfully integrate, and benefit from, any acquisitions that we complete; the potential impairment in the carrying value of our long-lived assets, goodwill, and other intangible assets or the inability to fully realize our deferred tax assets; increases in the costs of raw materials or components, including our ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods; the impact of the extensive, increasing, and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved or increased costs or loss of revenues relating to products subject to changing regulation; and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

In addition, statements regarding the Company’s ongoing review of strategic alternatives, including a potential separation of the Company into a powertrain technology company and an aftermarket and ride performance company, constitute forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include (in addition to the risks set forth above): the ability to identify and consummate strategic alternatives that yield additional value for shareholders; the timing, benefits and outcome of the Company’s strategic review process; the structure, terms and specific risk and uncertainties associated with any potential strategic alternative; potential disruptions in our business and stock price as a result of our exploration, review and pursuit of any strategic alternatives; the possibility that the Company may not complete a separation of the aftermarket and ride performance business from the powertrain technology business (or achieve some or all of the anticipated benefits of such a separation on the timeline contemplated or at all); the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the potential diversion of management’s attention resulting from a separation or other strategic alternative; the risk the combined company and each separate company following a separation will underperform relative to our expectations; the ongoing transaction costs and risk that we may incur greater costs following a separation of the business or other strategic alternative; and the risk a separation is determined to be a taxable transaction.

The risks included here are not exhaustive. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is, and will be, detailed from time to time in the Company’s SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2020, and quarterly report on Form 10-Q for the quarter ended March 31, 2021, and June 30, 2021.

Investor inquiries:

Linae Golla

847-482-5162

lgolla@tenneco.com

Rich Kwas

248-849-1340

rich.kwas@tenneco.com

Media inquiries:

Bill Dawson

847-482-5807

bdawson@tenneco.com

ATTACHMENT 1

TENNECO INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

Unaudited

(millions, except per share amounts)

	Three Months Ended September 30,

	2021	2020*

Net sales and operating revenues:

Motorparts	$769	$730

Performance Solutions	686	679

Clean Air - Value-add revenues	897	958

Clean Air - Substrate sales	1,039	961

Powertrain	941	928

Total net sales and operating revenues	4,332	4,256

Costs and expenses:

Cost of sales (exclusive of depreciation and amortization)	3,776	3,610

Selling, general, and administrative	240	214

Depreciation and amortization	147	151

Engineering, research, and development	71	67

Restructuring charges, net and asset impairments	(4)	17

Total costs and expenses	4,230	4,059

Other income (expense):

Non-service pension and postretirement benefit (costs) credits	4	18

Equity in earnings (losses) of nonconsolidated affiliates, net of tax	10	9

Other income (expense), net	9	12

	23	39

Earnings (loss) before interest expense, income taxes, and noncontrolling interests	125	236

Interest expense	(66)	(68)

Earnings (loss) before income taxes and noncontrolling interests	59	168

Income tax (expense) benefit	(34)	(648)

Net income (loss)	25	(480)

Less: Net income (loss) attributable to noncontrolling interests	10	19

Net income (loss) attributable to Tenneco Inc.	$15	$(499)

Basic earnings (loss) per share:

Earnings (loss) per share	$0.17	$(6.12)

Weighted average shares outstanding	82.3	81.5

Diluted earnings (loss) per share:

Earnings (loss) per share	$0.17	$(6.12)

Weighted average shares outstanding	84.1	81.5

* Beginning in the first quarter of 2021, the Company made a change to its operating segments. This change consisted of moving a reporting unit within the Powertrain segment to the Ride Performance segment. In addition, with this change to its segments, Ride Performance was renamed Performance Solutions. As such, prior period operating segment results have been conformed to reflect the Company’s current operating segments.

ATTACHMENT 1

TENNECO INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

Unaudited

(millions, except per share amounts)

	Nine Months Ended September 30,

	2021	2020*

Net sales and operating revenues:

Motorparts	$2,282	$1,995

Performance Solutions	2,188	1,726

Clean Air - Value-add revenues	2,876	2,320

Clean Air - Substrate sales	3,208	2,284

Powertrain	3,092	2,404

Total net sales and operating revenues	13,646	10,729

Costs and expenses:

Cost of sales (exclusive of depreciation and amortization)	11,810	9,447

Selling, general, and administrative	764	658

Depreciation and amortization	447	481

Engineering, research, and development	216	199

Restructuring charges, net and asset impairments	48	622

Goodwill and intangible impairment charges	—	383

Total costs and expenses	13,285	11,790

Other income (expense):

Non-service pension and postretirement benefit (costs) credits	10	20

Equity in earnings (losses) of nonconsolidated affiliates, net of tax	47	26

Gain (loss) on extinguishment of debt	8	—

Other income (expense), net	30	31

	95	77

Earnings (loss) before interest expense, income taxes, and noncontrolling interests	456	(984)

Interest expense	(205)	(209)

Earnings (loss) before income taxes and noncontrolling interests	251	(1,193)

Income tax (expense) benefit	(122)	(453)

Net income (loss)	129	(1,646)

Less: Net income (loss) attributable to noncontrolling interests	59	42

Net income (loss) attributable to Tenneco Inc.	$70	$(1,688)

Basic earnings (loss) per share:

Earnings (loss) per share	$0.85	$(20.75)

Weighted average shares outstanding	82.2	81.3

Diluted earnings (loss) per share:

Earnings (loss) per share	$0.83	$(20.75)

Weighted average shares outstanding	83.5	81.3

* Beginning in the first quarter of 2021, the Company made a change to its operating segments. This change consisted of moving a reporting unit within the Powertrain segment to the Ride Performance segment. In addition, with this change to its segments, Ride Performance was renamed Performance Solutions. As such, prior period operating segment results have been conformed to reflect the Company’s current operating segments.

ATTACHMENT 1

TENNECO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(dollars in millions)

	September 30, 2021		December 31, 2020

Assets

Cash and cash equivalents	$589		$798

Restricted cash	6		5

Receivables, net	2,585	(a)	2,528	(a)

Inventories	1,893		1,743

Prepayments and other current assets	744		619

Property, plant, and equipment, net	2,885		3,057

Other noncurrent assets	2,914		3,102

Total assets	$11,616		$11,852

Liabilities and Shareholders’ Equity

Short-term debt, including current maturities of long-term debt	$78		$162

Accounts payable	2,877		2,917

Accrued compensation and employee benefits	408		365

Accrued income taxes	65		54

Accrued expenses and other current liabilities	1,188		1,188

Long-term debt	5,050	(b)	5,171	(b)

Deferred income taxes	92		89

Pension and postretirement benefits	1,028		1,101

Deferred credits and other liabilities	496		546

Redeemable noncontrolling interests	111		78

Total Tenneco Inc. shareholders’ equity (deficit)	(90)		(119)

Noncontrolling interests	313		300

Total liabilities, redeemable noncontrolling interests, and equity	$11,616		$11,852

	September 30, 2021		December 31, 2020

(a) Accounts receivable net of:
Accounts receivable outstanding and derecognized	$981		$956

(b) Long-term debt composed of:
Revolver Borrowings	$—		$—
LIBOR plus 1.75% Term Loan A due 2019 through 2023(1)	1,428		1,520
LIBOR plus 3.00% Term Loan B due 2019 through 2025	1,607		1,612
$225 million of 5.375% Senior Notes due 2024	223		223
$500 million of 5.000% Senior Notes due 2026	495		494
€300 million of Euribor plus 4.875% Euro Floating Rate Notes due 2024(2)	—		370
€350 million of 5.000% Euro Fixed Rate Notes due 2024(2)	—		445
$500 million of 7.875% Senior Secured Notes due 2029	490		489
$800 million of 5.125% Senior Secured Notes due 2029(3)	787		—
Other debt, primarily foreign instruments	25		23

	5,055		5,176

Less: maturities classified as current	5		5

Total long-term debt	$5,050		$5,171

(1)	The interest rate on Term Loan A at December 31, 2020 was LIBOR plus 2.50%.
(2)	The Company satisfied and discharged all of its 4.875% Euro Floating Rate Notes due 2024 and 5.000% Euro Fixed Rate Notes due 2024 on March 17, 2021.

(3)	On March 17, 2021, the Company issued $800 million aggregate principal amount of 5.125% senior secured notes due April 15, 2029.

ATTACHMENT 1

TENNECO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(dollars in millions)

	Three Months Ended September 30,

	2021	2020

Operating Activities

Net income (loss)	$25	$(480)

Adjustments to reconcile net income (loss) to cash (used) provided by operating activities:

Depreciation and amortization	147	151

Deferred income taxes	(4)	544

Stock-based compensation	9	4

Restructuring charges and asset impairments, net of cash paid	(20)	(11)

Change in pension and other postretirement benefit plans	(11)	(23)

Equity in earnings of nonconsolidated affiliates	(10)	(9)

Loss (gain) on sale of assets and other	15	2

Changes in operating assets and liabilities:

Receivables	30	(603)

Inventories	(1)	11

Payables and accrued expenses	(238)	782

Accrued interest and accrued income taxes	(10)	40

Other assets and liabilities	20	78

Net cash (used) provided by operating activities	(48)	486

Investing Activities

Proceeds from sale of assets	27	3

Net proceeds from sale of business	—	3

Proceeds from sale of investment in nonconsolidated affiliates	3	—

Cash payments for property, plant, and equipment	(101)	(96)

Proceeds from deferred purchase price of factored receivables	102	85

Other	—	2

Net cash (used) provided by investing activities	31	(3)

Financing Activities

Proceeds from term loans and notes	(2)	47

Repayments of term loans and notes	(72)	(63)

Debt issuance costs of long-term debt	(1)	—

Borrowings on revolving lines of credit	1,896	31

Payments on revolving lines of credit	(1,903)	(1,111)

Net increase (decrease) in bank overdrafts	—	(50)

Distributions to noncontrolling interest partners	(4)	(16)

Other	(5)	11

Net cash (used) provided by financing activities	(91)	(1,151)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(16)	18

Increase (decrease) in cash, cash equivalents, and restricted cash	(124)	(650)

Cash, cash equivalents, and restricted cash, beginning of period	719	1,371

Cash, cash equivalents, and restricted cash, end of period	$595	$721

Supplemental Cash Flow Information

Cash paid during the period for interest	$62	$65

Cash paid during the period for income taxes, net of refunds	$42	$39

Lease assets obtained in exchange for new operating lease liabilities	$9	$7

Non-cash inventory charge due to aftermarket product line exit	$—	$(9)

Non-cash Investing Activities

Period end balance of accounts payable for property, plant, and equipment	$73	$79

Deferred purchase price of receivables factored in the period	$102	$102

ATTACHMENT 1

TENNECO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(dollars in millions)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net income (loss)	$129	$(1,646)
Adjustments to reconcile net income (loss) to cash (used) provided by operating activities:
Goodwill and intangible impairment charges	—	383
Depreciation and amortization	447	481
Deferred income taxes	8	302
Stock-based compensation	18	13
Restructuring charges and asset impairments, net of cash paid	(17)	529
Change in pension and other postretirement benefit plans	(22)	(49)
Equity in earnings of nonconsolidated affiliates	(47)	(26)
Cash dividends received from nonconsolidated affiliates	58	18
Loss (gain) on sale of assets and other	8	1
Changes in operating assets and liabilities:
Receivables	(451)	(429)
Inventories	(194)	303
Payables and accrued expenses	11	242
Accrued interest and accrued income taxes	24	23
Other assets and liabilities	3	10

Net cash (used) provided by operating activities	(25)	155
Investing Activities
Proceeds from sale of assets	39	8
Net proceeds from sale of business	1	3
Proceeds from sale of investment in nonconsolidated affiliates	6	—
Cash payments for property, plant, and equipment	(286)	(308)
Proceeds from deferred purchase price of factored receivables	356	176
Other	—	3

Net cash (used) provided by investing activities	116	(118)
Financing Activities
Proceeds from term loans and notes	836	143
Repayments and extinguishment costs of term loans and notes	(1,011)	(196)
Debt issuance costs of long-term debt	(13)	(16)
Borrowings on revolving lines of credit	4,772	4,852
Payments on revolving lines of credit	(4,774)	(4,647)
Issuance (repurchase) of common shares	(2)	(1)
Net increase (decrease) in bank overdrafts	—	9
Distributions to noncontrolling interest partners	(12)	(18)
Collections (payments) on securitization programs, net and other	(76)	10

Net cash (used) provided by financing activities	(280)	136

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(19)	(18)

Increase (decrease) in cash, cash equivalents, and restricted cash	(208)	155
Cash, cash equivalents, and restricted cash, beginning of period	803	566

Cash, cash equivalents, and restricted cash, end of period	$595	$721

Supplemental Cash Flow Information
Cash paid during the period for interest	$162	$188
Cash paid during the period for income taxes, net of refunds	$104	$114
Lease assets obtained in exchange for new operating lease liabilities	$35	$61
Non-cash inventory charge due to aftermarket product line exit	$44	$73
Non-cash Investing Activities
Period end balance of accounts payable for property, plant, and equipment	$73	$79
Deferred purchase price of receivables factored in the period	$368	$197
Reduction in assets from redeemable noncontrolling interest transaction with owner	$—	$53

ATTACHMENT 2

TENNECO INC.

RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)

Unaudited

(millions, except per share amounts)

	Q3 2021						Q3 2020

	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)

Earnings (Loss) Measures	$15	$0.17	$10	$(34)	$125	$272	$(499)	$(6.12)	$19	$(648)	$236	$387

Adjustments:

Restructuring and related expenses (5)	—	—	—	—	—	—	23	0.28	—	(2)	25	24

Anti-dumping duty charge (6)	3	0.03	—	—	3	3	—	—	—	—	—	—

Asset impairments (7)	1	0.01	—	—	1	1	3	0.04	—	—	3	3

Other costs (including strategic and transaction related) (8)	2	0.03	—	—	2	2	4	0.06	—	—	4	4

Loss on sale of unconsolidated JV affiliate	1	0.01	—	—	1	1	—	—	—	—	—	—

Inventory write-down (9)	—	—	—	—	—	—	(9)	(0.12)	—	—	(9)	(9)

OPEB curtailment (10)	—	—	—	—	—	—	(21)	(0.26)	—	—	(21)	(21)

Net tax adjustments (11)	(7)	(0.08)	—	(7)	—	—	526	6.45	—	526	—	—

Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA (4)	$15	$0.17	$10	$(41)	$132	$279	$27	$0.33	$19	$(124)	$238	$388

	Q3 2021

	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$15
Net income (loss) attributable to noncontrolling interests							10

Net income (loss)							25
Income tax (expense) benefit							(34)
Interest expense							(66)

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							125
Depreciation and amortization							147

Total EBITDA including noncontrolling interests (3)	$111	$42	$138	$71	$362	$(90)	$272
Restructuring and related expenses (5)	—	(5)	(1)	3	(3)	3	—
Anti-dumping duty charge (6)	3	—	—	—	3	—	3
Asset impairments (7)	1	—	—	—	1	—	1
Loss on sale of unconsolidated JV affiliate	—	1	—	—	1	—	1
Other costs (including strategic and transaction related) (8)	—	—	—	—	—	2	2

Adjusted EBITDA (4)	$115	$38	$137	$74	$364	$(85)	$279

	Q3 2020*

	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$(499)
Net income (loss) attributable to noncontrolling interests							19

Net income (loss)							(480)
Income tax (expense) benefit							(648)
Interest expense							(68)

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							236
Depreciation and amortization							151

Total EBITDA including noncontrolling interests (3)	$138	$46	$149	$88	$421	$(34)	$387
Restructuring and related expenses (5)	(1)	11	1	13	24	—	24
Asset impairments (7)	3	—	—	—	3	—	3
Other costs (including strategic and transaction related) (8)	—	(2)	(1)	—	(3)	7	4
Inventory write-down (9)	(9)	—	—	—	(9)	—	(9)
OPEB curtailment (10)	—	—	—	—	—	(21)	(21)

Adjusted EBITDA (4)	$131	$55	$149	$101	$436	$(48)	$388

* Beginning in the first quarter of 2021, the Company made a change to its operating segments. This change consisted of moving a reporting unit within the Powertrain segment to the Ride Performance segment. In addition, with this change to its segments, Ride Performance was renamed Performance Solutions. As such, prior period operating segment results have been conformed to reflect the Company’s current operating segments.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company’s financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company’s performance. In addition, Tenneco believes its investors utilize and analyze the company’s EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company’s financial results in any particular period.

(5) Q3 2020 includes $1 million of depreciation related to restructuring and related expenses.

(6) Anti-dumping duty charges.

(7) Asset impairment charges.

(8) Amounts in Q3 2020 included costs related to acquisitions and expected separation.

(9) Non-cash charge to write-down inventory to its net realizable value.

(10) OPEB curtailment as a result of an amended union agreement that eliminates healthcare benefits for future retirees.

(11) Q3 2020 includes non-cash tax valuation allowance charge of $523 million.

ATTACHMENT 2

TENNECO INC.

RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)

Unaudited

(in millions, except per share amounts)

	Q3 2021 YTD						Q3 2020 YTD

	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)

Earnings (Loss) Measures	$70	$0.83	$59	$(122)	$456	$903	$(1,688)	$(20.75)	$42	$(453)	$(984)	$(503)

Adjustments:

Restructuring and related expenses (5)	57	0.68	—	(5)	62	59	136	1.66	—	(35)	171	163

Anti-dumping duty charge (6)	3	0.03	—	—	3	3	—	—	—	—	—	—

Inventory write-down (7)	44	0.53	—	—	44	44	54	0.66	—	(19)	73	73

Asset impairments (8)	5	0.05	—	1	4	4	396	4.87	7	(100)	503	503

Other costs (including strategic and transaction related) (9)	15	0.18	—	—	15	15	29	0.37	—	(8)	37	37

OPEB curtailment (10)	—	—	—	—	—	—	(21)	(0.26)	—	—	(21)	(21)

Goodwill and intangible impairment charges (11)	—	—	—	—	—	—	366	4.51	5	(12)	383	383

Loss on sale of unconsolidated JV affiliate	2	0.03	—	—	2	2	—	—	—	—	—	—

Loss on sale of business	—	0.01	—	(1)	1	1	—	—	—	—	—	—

Gain on debt extinguishment	(8)	(0.10)	—	—	(8)	(8)	—	—	—	—	—	—

Noncontrolling interests adjustments (12)	—	—	—	—	—	—	11	0.14	(11)	—	—	—

Net tax adjustments (13)	(14)	(0.16)	—	(14)	—	—	543	6.67	—	543	—	—

Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA (4)	$174	$2.08	$59	$(141)	$579	$1,023	$(174)	$(2.13)	$43	$(84)	$162	$635

	Q3 2021 YTD

	Global Segments

	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total

Net income (loss) attributable to Tenneco Inc.							$70

Net income (loss) attributable to noncontrolling interests							59

Net income (loss)							129

Income tax (expense) benefit							(122)

Interest expense							(205)

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							456

Depreciation and amortization							447

Total EBITDA including noncontrolling interests (3)	$280	$117	$430	$280	$1,107	$(204)	$903

Restructuring and related expenses (5)	8	8	10	22	48	11	59

Anti-dumping duty charge (6)	3	—	—	—	3	—	3

Inventory write-down (7)	44	—	—	—	44	—	44

Loss on sale of business	1	—	—	—	1	—	1

Asset impairments (8)	2	—	—	—	2	2	4

Loss on sale of unconsolidated JV affiliate	—	2	—	—	2	—	2

Other costs (including strategic and transaction related) (9)	—	—	—	—	—	15	15

Gain on debt extinguishment	—	—	—	—		(8)	(8)

Adjusted EBITDA (4)	$338	$127	$440	$302	$1,207	$(184)	$1,023

	Q3 2020 YTD*

	Global Segments

	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total

Net income (loss) attributable to Tenneco Inc.							$(1,688)

Net income (loss) attributable to noncontrolling interests							42

Net income (loss)							(1,646)

Income tax (expense) benefit							(453)

Interest expense							(209)

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							(984)

Depreciation and amortization							481

Total EBITDA including noncontrolling interests (3)	$46	$(691)	$265	$46	$(334)	$(169)	$(503)

Restructuring and related expenses (5)	19	65	23	50	157	6	163

Inventory write-down (7)	73	—	—	—	73	—	73

Asset impairments (8)	27	455	—	4	486	17	503

Other costs (including strategic and transaction related) (9)	—	(2)	3	—	1	36	37

OPEB curtailment (10)	—	—	—	—	—	(21)	(21)

Goodwill and intangible impairment charges (11)	110	232	—	41	383	—	383

Adjusted EBITDA (4)	$275	$59	$291	$141	$766	$(131)	$635

* Beginning in the first quarter of 2021, the Company made a change to its operating segments. This change consisted of moving a reporting unit within the Powertrain segment to the Ride Performance segment. In addition, with this change to its segments, Ride Performance was renamed Performance Solutions. As such, prior period operating segment results have been conformed to reflect the Company’s current operating segments.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company’s financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company’s performance. In addition, Tenneco believes its investors utilize and analyze the company’s EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company’s financial results in any particular period.

(5) Q3 YTD 2021 and Q3 YTD 2020 includes $3 million and $7 million of accelerated depreciation related to plant closures, respectively. Q3 YTD 2020 also includes $1 million depreciation related to restructuring and related expenses.

(6) Anti-dumping duty charges.

(7) Non-cash charge to write-down inventory in the Motorparts segment in connection with its initiative to rationalize its supply chain and distribution network.

(8) Asset impairment charges.

(9) Amounts in Q3 YTD 2020 included costs related to acquisitions and expected separation.

(10) OPEB curtailment as a result of an amended union agreement that eliminates healthcare benefits for future retirees.

(11) Non-cash asset impairment charge related to goodwill and intangibles.

(12) Amount in Q3 YTD 2020 relates to adjustments made to mark certain redeemable noncontrolling interests to their redemption values.

(13) Q3 YTD 2020 includes non-cash tax valuation allowance charge of $523 million.

ATTACHMENT 2

TENNECO INC.

RECONCILIATION OF GAAP(1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2)

Unaudited

(in millions, except percents)

	Q3 2021

	Global Segments

	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$769	$686	$1,936	$941	$4,332	$—	$4,332

Less: Substrate sales	—	—	1,039	—	1,039	—	1,039

Value-add revenues	$769	$686	$897	$941	$3,293	$—	$3,293

EBITDA	$111	$42	$138	$71	$362	$(90)	$272

EBITDA as a % of revenue	14.4%	6.1%	7.1%	7.5%	8.4%		6.3%

EBITDA as a % of value-add revenue	14.4%	6.1%	15.4%	7.5%	11.0%		8.3%

Adjusted EBITDA	$115	$38	$137	$74	$364	$(85)	$279

Adjusted EBITDA as a % of revenue	15.0%	5.5%	7.1%	7.9%	8.4%		6.4%

Adjusted EBITDA as a % of value-add revenue	15.0%	5.5%	15.3%	7.9%	11.1%		8.5%

	Q3 2020

	Global Segments

	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net sales and operating revenues	$730	$679	$1,919	$928	$4,256	$—	$4,256

Less: Substrate sales	—	—	961	—	961	—	961

Value-add revenues	$730	$679	$958	$928	$3,295	$—	$3,295

EBITDA	$138	$46	$149	$88	$421	$(34)	$387

EBITDA as a % of revenue	18.9%	6.8%	7.8%	9.5%	9.9%		9.1%

EBITDA as a % of value-add revenue	18.9%	6.8%	15.6%	9.5%	12.8%		11.7%

Adjusted EBITDA	$131	$55	$149	$101	$436	$(48)	$388

Adjusted EBITDA as a % of revenue	17.9%	8.1%	7.8%	10.9%	10.2%		9.1%

Adjusted EBITDA as a % of value-add revenue	17.9%	8.1%	15.6%	10.9%	13.2%		11.8%

	Q3 2021 YTD

	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total

Net sales and operating revenues	$2,282	$2,188	$6,084	$3,092	$13,646	$—	$13,646

Less: Substrate sales	—	—	3,208	—	3,208	—	3,208

Value-add revenues	$2,282	$2,188	$2,876	$3,092	$10,438	$—	$10,438

EBITDA	$280	$117	$430	$280	$1,107	$(204)	$903

EBITDA as a % of revenue	12.3%	5.3%	7.1%	9.1%	8.1%		6.6%

EBITDA as a % of value-add revenue	12.3%	5.3%	15.0%	9.1%	10.6%		8.7%

Adjusted EBITDA	$338	$127	$440	$302	$1,207	$(184)	$1,023

Adjusted EBITDA as a % of revenue	14.8%	5.8%	7.2%	9.8%	8.8%		7.5%

Adjusted EBITDA as a % of value-add revenue	14.8%	5.8%	15.3%	9.8%	11.6%		9.8%

	Q3 2020 YTD
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total

Net sales and operating revenues	$1,995	$1,726	$4,604	$2,404	$10,729	$—	$10,729

Less: Substrate sales	—	—	2,284	—	2,284	—	2,284

Value-add revenues	$1,995	$1,726	$2,320	$2,404	$8,445	$—	$8,445

EBITDA	$46	$(691)	$265	$46	$(334)	$(169)	$(503)

EBITDA as a % of revenue	2.3%	(40.0)%	5.8%	1.9%	(3.1)%		(4.7)%

EBITDA as a % of value-add revenue	2.3%	(40.0)%	11.4%	1.9%	(4.0)%		(6.0)%

Adjusted EBITDA	$275	$59	$291	$141	$766	$(131)	$635

Adjusted EBITDA as a % of revenue	13.8%	3.4%	6.3%	5.9%	7.1%		5.9%

Adjusted EBITDA as a % of value-add revenue	13.8%	3.4%	12.5%	5.9%	9.1%		7.5%

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company’s operational performance without the impact of such substrate sales. See prior pages for a discussion of EBITDA and adjusted EBITDA.

ATTACHMENT 2

TENNECO INC.

RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2)

Unaudited

(in millions, except percents)

	Q3 2020 Value- add Revenues	Currency	Volume, Mix and Other	Q3 2021 Value- add Revenues	% Change increase (decrease) excluding currency

Motorparts	$730	$8	$31	$769	4.2%

Performance Solutions	679	14	(7)	686	(1.0)%

Clean Air	958	16	(77)	897	(8.0)%

Powertrain	928	15	(2)	941	(0.2)%

Total Tenneco Inc.	$3,295	$53	$(55)	$3,293	(1.7)%

	Q3 2020 YTD Value-add Revenues	Currency	Volume, Mix and Other	Q3 2021 YTD Value-add Revenues	% Change increase (decrease) excluding currency

Motorparts	$1,995	$36	$251	$2,282	12.6%

Performance Solutions	1,726	73	389	2,188	22.5%

Clean Air	2,320	74	482	2,876	20.8%

Powertrain	2,404	91	597	3,092	24.8%

Total Tenneco Inc.	$8,445	$274	$1,719	$10,438	20.4%

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company’s revenues.

ATTACHMENT 2

TENNECO INC.

RECONCILIATION OF NON-GAAP MEASURES

Debt net of total cash / Adjusted LTM EBITDA including noncontrolling interests

Unaudited

(in millions, except ratios)

	September 30, 2021		September 30, 2020
Total debt	$5,128		$5,772

Total cash, cash equivalents and restricted cash (total cash)	595		721

Debt net of total cash balances (1)	$4,533		$5,051

Adjusted LTM EBITDA including noncontrolling interests (2) (3)	$1,433		$922

Net leverage ratio (4)	3.2	x	5.5	x

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q3 2021 LTM
Net income (loss) attributable to Tenneco Inc.	$167	$65	$(10)	$15	$237

Net income (loss) attributable to noncontrolling interests	19	22	27	10	78

Net income (loss)	186	87	17	25	315

Income tax (expense) benefit	(6)	(47)	(41)	(34)	(128)

Interest expense	(68)	(70)	(69)	(66)	(273)

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	260	204	127	125	716

Depreciation and amortization	158	155	145	147	605

Total EBITDA including noncontrolling interests (2)	$418	$359	$272	$272	$1,321

Adjustments:

Restructuring and related expenses	6	28	31	—	65

Anti-dumping duty charge (5)	—	—	—	3	3

Inventory write-down (6)	—	—	44	—	44

Other costs (including strategic and transaction related) (7)	1	8	5	2	16

Asset impairments (8)	—	—	3	1	4

Loss on sale of unconsolidated JV affiliate	—	—	1	1	2

Antitrust reserve change in estimate (9)	(11)	—	—	—	(11)

(Gain)/Loss on sale of assets or business	(2)	1	—	—	(1)

Gain on extinguishment of debt	(2)	(8)	—	—	(10)

Total Adjusted EBITDA including noncontrolling interests (3)	$410	$388	$356	$279	$1,433

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q3 2020 LTM
Net income (loss) attributable to Tenneco Inc.	$(313)	$(839)	$(350)	$(499)	$(2,001)

Net income (loss) attributable to noncontrolling interests	75	13	10	19	117

Net income (loss)	(238)	(826)	(340)	(480)	(1,884)

Income tax (expense) benefit	(14)	94	101	(648)	(467)

Interest expense	(80)	(75)	(66)	(68)	(289)

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	(144)	(845)	(375)	236	(1,128)

Depreciation and amortization	170	171	159	151	651

Total EBITDA including noncontrolling interests (2)	$26	$(674)	$(216)	$387	$(477)

Adjustments:

Restructuring and related expenses	36	34	105	24	199

Inventory write-down (6)	—	—	82	(9)	73

Other costs (including strategic and transaction related) (7)	30	25	8	4	67

Asset impairments (8)	—	471	29	3	503

OPEB curtailment (10)	—	—	—	(21)	(21)

Goodwill and intangible impairment charges (11)	172	383	—	—	555

Cost reduction initiatives (12)	(1)	—	—	—	(1)

Costs to achieve synergies (13)	8	—	—	—	8

Purchase accounting charges (14)	2	—	—	—	2

Process harmonization (15)	16	—	—	—	16

Pension charges/adjustments (16)	(2)	—	—	—	(2)

Total Adjusted EBITDA including noncontrolling interests (3)	$287	$239	$8	$388	$922

(1) Tenneco presents debt net of total cash balances because management believes it is a useful measure of Tenneco’s credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company’s performance. In addition, Tenneco believes its investors utilize and analyze the company’s EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company’s financial results in any particular period.

(4) Net leverage ratio represents ratio of debt net of total cash balances to adjusted LTM EBITDA including noncontrolling interests. Tenneco presents the above reconciliation of the net leverage ratio to show trends that investors may find useful in understanding the company’s ability to service its debt. For purposes of this calculation, Adjusted LTM EBITDA including noncontrolling interests is used as an indicator of the company’s performance and debt net of total cash is presented as an indicator of the company’s credit position and progress toward reducing the company’s financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company’s existing covenant ratios or any other financial measures that investors may find useful in describing the company’s financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of total cash, EBITDA including noncontrolling interests and Adjusted EBITDA including noncontrolling interests. See the company’s fourth quarter earnings release dated February 24, 2021 for the calculation of net leverage ratio as of December 31, 2020.

(5) Anti-dumping duty charge.

(6) Non-cash charge to write-down inventory in the Motorparts segment in connection with its initiative to rationalize its supply chain and distribution network.

(7) Amounts in prior periods included costs related to the acquisitions and expected separation.

(8) Asset impairment charges.

(9) Reduction in estimated antitrust accrual.

(10) OPEB curtailment as a result of an amended union agreement that eliminates healthcare benefits for future retirees.

(11) Non-cash asset impairment charge related to goodwill and intangibles.

(12) Costs related to cost reduction initiatives.

(13) Costs to achieve synergies related to the Acquisitions.

(14) This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(15) Charge due to process harmonization.

(16) Charges related to pension derisking and other adjustments.

ATTACHMENT 2

TENNECO INC.

RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2)

Unaudited

(in millions)

	Q3 2021
	Original equipment light vehicle revenues	Original equipment commercial truck, off- highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$2,439	$757	$1,136	$4,332

Less: Substrate sales	837	160	42	1,039

Value-add revenues	$1,602	$597	$1,094	$3,293

	Q3 2020
	Original equipment light vehicle revenues	Original equipment commercial truck, off- highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$2,691	$522	$1,043	$4,256

Less: Substrate sales	835	101	25	961

Value-add revenues	$1,856	$421	$1,018	$3,295

	Q3 2021 YTD
	Original equipment light vehicle revenues	Original equipment commercial truck, off- highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$7,945	$2,319	$3,382	$13,646

Less: Substrate sales	2,614	471	123	3,208

Value-add revenues	$5,331	$1,848	$3,259	$10,438

	Q3 2020 YTD
	Original equipment light vehicle revenues	Original equipment commercial truck, off- highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$6,384	$1,461	$2,884	$10,729

Less: Substrate sales	1,909	311	64	2,284

Value-add revenues	$4,475	$1,150	$2,820	$8,445

	Q3 2020 Value-add Revenues	Currency	Volume, Mix and Other	Q3 2021 Value-add Revenues	% Change increase (decrease) excluding currency

Original equipment light vehicle revenues	$1,856	$42	$(296)	$1,602	(15.9)%

Original equipment commercial truck, off-highway, industrial and other revenues	421	16	160	597	38.0%

Aftermarket & original equipment service revenues	1,018	(5)	81	1,094	8.0%

Total Tenneco Inc.	$3,295	$53	$(55)	$3,293	(1.7)%

	Q3 2020 YTD Value- add Revenues	Currency	Volume, Mix and Other	Q3 2021 YTD Value- add Revenues	% Change increase (decrease) excluding currency

Original equipment light vehicle revenues	$4,475	$167	$689	$5,331	15.4%

Original equipment commercial truck, off-highway, industrial and other revenues	1,150	99	599	1,848	52.1%

Aftermarket & original equipment service revenues	2,820	8	431	3,259	15.3%

Total Tenneco Inc.	$8,445	$274	$1,719	$10,438	20.4%

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company’s revenues.